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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Physician Support Systems, Inc. on Form S-8 of our report dated March 20, 1997, appearing in the Annual Report on Form 10-K of Physician Support Systems, Inc. for the year ended December 31, 1996 and our report dated February 1, 1997 with respect to Revenue Production Management, Inc. appearing in the Report on Form 8-K of Physician Support Systems, Inc. dated February 18, 1997.



/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
New York, New York
August 26, 1997